Exhibit 10.2

ASSIGNMENT OF SALES CONTRACT

FOR VALUE RECEIVED, the undersigned, LENNAR MULTIFAMILY COMMUNITIES, LLC, a Delaware limited liability company, formerly named Lennar Multifamily Investors, LLC hereby transfers and assigns unto GGT LMI CITY WALK GA, LLC, a Delaware limited liability company, all of the undersigned’s right, title and interest in and to that certain Sales Contract having an Effective Date of January 10, 2013 between Roswell Commons Group, L.P., as Seller, and the undersigned, as Purchaser, which Sales Contract was also executed by Fidelity National Title Group for the purpose therein expressed, as same may have been amended through the date hereof (the “Contract”) which Contract was entered into with respect to the sale and purchase of the approximately 10.680 acres on Norcross Street and Frazier Street in Roswell, Fulton County, Georgia.

IN WITNESS WHEREOF, the undersigned has caused this Assignment of Sales Contract to be duly executed, sealed and delivered this 15th day of November, 2013.

LENNAR MULTIFAMILY COMMUNITIES, LLC, a Delaware limited liability company, formerly named Lennar Multifamily Investors, LLC

By:	/S/ Christopher Cassidy
Christopher Cassidy Vice President

The assignment contained herein is hereby acknowledged and accepted by GGT LMI CITY WALK GA, LLC, a Delaware limited liability company, as of the date first above written.

GGT LMI CITY WALK GA, LLC, a Delaware limited liability company

By:	LMI City Walk Investor, LLC, a Delaware limited liability company, its Operating Member

	By:	Lennar Multifamily Communities, LLC, a Delaware limited liability company, its sole member

		By:	/S/ Christopher Cassidy	(SEAL)
Christopher Cassidy,
Vice President